Exhibit 10.15

English Translation of

Original Agreement in Italian

Service Agreement for the Use of the Helbiz Live Platform

The company HELBIZ MEDIA ITALIA S.r.l., with its registered office at Via Correggio No. 9, 20149 Milan, Tax Code and VAT No. 11803000964, share capital of €10,000.00 fully paid in, registered with the Milan Business Register under REA No. MI – 2625498, represented by the sole director Dr. Gianluca Maria Stefano Spriano, hereinafter referred to as Helbiz Media,

and

The company EVERLI S.p.A., with its registered office at Via L. D’Aragona No. 11, 20132 Milan, Tax Code and VAT No. 04297730238, registered with the Milan Business Register under REA No. MI-2500449, represented by the sole director Dr. Jonathan Hannestad, hereinafter referred to as Everli SpA, hereinafter also individually referred to as the "Party" and/or jointly as the "Parties".

Whereas:

  Helbiz Media is made up of a dedicated team of innovators, engineers, technologists, and creatives, driven by the desire to improve people’s lives through technology;
  Helbiz Media owns an electronic platform called Helbiz Live, which has gained traction in both the Italian and international markets through innovative approaches and offerings, thanks to its advanced technological expertise since inception and a cross-sector business model that merges the worlds of sports, entertainment, and micromobility;
  Everli SpA provides services and is interested in using the Helbiz Live platform services for the commercial development of its business activities. This strategy offers a major benefit to the end consumer. Helbiz Live is the first platform to introduce an innovative Subscription + Cashback system, ensuring an extremely competitive and unprecedented offer in the Italian market. Available on the web as well as on the App Store and Google Play, the app has achieved more than 200,000 downloads over the past 3 years from launch, with around 1.2 million active users today across web and app platforms.

It is hereby agreed and stipulated as follows:

1) RECITALS
The above recitals are an integral and inseparable part of this agreement.
No amendments may be made to this agreement without written consent from both Parties.

2) PURPOSE
With this agreement, Helbiz Media grants Everli SpA, which accepts and acquires, the rights to use the platform referred to above.
The rights are granted exclusively under the terms specified in this contract. Any transfer of this agreement is expressly excluded.

3) COMPENSATION
Everli SpA agrees to pay Helbiz Media a total one-time fee of €14,000,000.00 (fourteen million euros).

4) PAYMENT TERMS
Everli SpA will pay the agreed fee to Helbiz Media as outlined in point 3). Services will be invoiced and paid for on a semi-annual basis in advance, over a 24-month period.

5) OBLIGATIONS OF HELBIZ MEDIA
Helbiz Media is responsible for maintaining and upgrading the technology of the platform.

6) OBLIGATIONS OF EVERLI SPA
Everli SpA is obliged to use the platform in compliance with current legislation and must not transfer usage rights to third parties without prior authorization from Helbiz Media.

7) TERM OF THE CONTRACT
This agreement shall have a duration of 5 years, from 01/12/2024 to 30/11/2029, and may be renewed upon mutual agreement signed by the Parties no later than 15/03/2029.

8) APPLICABLE LAW
For anything not explicitly provided for in the above clauses, the provisions of the Italian Civil Code and applicable laws shall apply.

9) JURISDICTION
For any disputes arising from this contract, the Court of Milan shall have exclusive jurisdiction.

10) ARBITRATION CLAUSE
All disputes arising from the interpretation and/or execution and/or validity of this contract and any supplemental, modifying, or implementing agreements—provided they are arbitrable—shall be submitted to a Sole Arbitrator.
The arbitration venue shall be in Milan.
The Sole Arbitrator shall be appointed by mutual agreement of the parties or, failing such agreement, upon the request of either party, by the President of the Court of Milan under Article 810, paragraph 2, of the Italian Code of Civil Procedure.
The Sole Arbitrator shall rule formally and in accordance with the law, without procedural formalities, except for compliance with mandatory rules under Articles 806 et seq. of the Code of Civil Procedure on formal arbitration.
The Sole Arbitrator shall issue a decision within 30 days of accepting the appointment, unless extended under Article 820 of the Code of Civil Procedure.
For all other matters not expressly provided in this article, the rules contained in Book IV, Title III (Articles 806 et seq.) of the Code of Civil Procedure shall apply.

11) TERMINATION CLAUSE
This contract shall be deemed terminated in the event of serious contractual breaches by either party, notified via registered letter or certified email (PEC).

12) PERSONAL DATA PROCESSING
By signing this contract, pursuant to EU Regulation No. 679/2016 (GDPR), the Parties agree to process any personal data that may come to their knowledge in connection with this contract in accordance with the principles laid out in said Regulation and solely for the correct, complete, and timely execution of this contract.
Such data may be shared with third parties who are competent and authorized in relation to the subject matter of this contract, for the same purposes.

Read, Approved, and Signed
Milan, 29/11/2024